UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2009
KAYDON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11333	13-3186040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 East Eisenhower Parkway, Suite 300 Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 21, 2009, the Board of Directors of Kaydon Corporation (the “Company”) amended and restated its Executive Management Bonus Program (the “Bonus Program”), to provide that the formula for the payment of bonuses upon achievement of performance targets for fiscal year 2010 and thereafter will be determined by the Compensation Committee each fiscal year upon its determination of target EBITDA under the Bonus Program. Prior to amendment, the formula was set out in the Bonus Program such that any change to the formula required an amendment to the Bonus Program. As a result of this amendment and restatement, the Compensation Committee will set the formula each year within the first 90 days of the fiscal year. The formula previously disclosed for fiscal year 2009, as filed with the Company’s Form 10-K on February 26, 2009, was not changed by the amendment and restatement.
A copy of the Amended and Restated Executive Management Bonus Program is filed with this report as an exhibit and incorporated by referenced herein. The foregoing description of the revision to the Bonus Program does not purport to be complete and is qualified in its entirety by reference to the full text of such document.
Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
On May 21, 2009, the Board of Directors approved amended and restated By-laws for the Company, effective immediately. Among other things, the amendment and restatement was designed to:
•	update the Company’s By-laws for recent changes in Delaware law, including to allow electronic transmissions of notices and other communications to stockholders and the holding of stockholders’ meetings through remote communication, although the Board has not made any determination to hold meetings of stockholders by means of remote communication;
•	update the provisions of the By-laws with respect to stockholder proposals and stockholder nominations of director candidates in light of recent case law in Delaware and to expand and add additional specificity to the categories of information a proposing stockholder must provide about any business proposed by the stockholder, about any director nominee and about the proposing stockholder and certain affiliates, including interests in derivative securities or arrangements with persons holding derivative securities and relationships and arrangements with any nominee;
•	eliminate the requirement that the removal of directors occur at a special meeting of stockholders, to ensure that the removal provisions are consistent with Delaware law; and
•	implement additional minor revisions, clarifications and corrections.
The amended By-laws conform the time period for a stockholder to nominate candidates for election to the Board of Directors with the time period previously required for stockholders to make proposals for consideration at a meeting of stockholders such that in both instances the proposal or nomination must be provided to the Company not less than 90 days prior to the anniversary of the preceding year’s annual meeting, subject to certain exceptions for a change in the annual meeting date or for nominations of director candidates in connection with a special meeting of stockholders. Therefore, notice must be provided to the Company’s Secretary of a stockholder’s intention either to present a proposal or to nominate a person to be elected as a director at the annual meeting to be held in 2010 not later than 90 days prior to the anniversary date of the annual meeting in 2009, or February 20, 2010.
A copy of the amended and restated By-laws is filed with this report as an Exhibit and incorporated by reference herein. The foregoing description of the revisions to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of such document.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

3.1	Amended and Restated By-laws of Kaydon Corporation

10.1	Amended and Restated Executive Management Bonus Program

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 26, 2009	KAYDON CORPORATION
	By:	/s/ Debra Crane
Debra Crane
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Amended and Restated By-laws of Kaydon Corporation

10.1	Amended and Restated Executive Management Bonus Program

4